Exhibit 10.49

LIMITED SUBORDINATION AGREEMENT

THIS LIMITED SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of December 30, 2016, by and among (i) Napo Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), (ii) Kingdon Capital Management, L.L.C., in its capacity as agent under the Kingdon Security Agreement (in such capacity, the “Kingdon Agent”) and in its capacity as purchaser under the Kingdon Note Purchase Agreement (“Kingdon”) and the other purchasers of notes from time to time under the Kingdon Note Purchase Agreement (together with Kingdon, the “Kingdon Purchasers,” and together with the Kingdon Agent and each of their successors and assigns, the “Kingdon Parties”), (iii) Nantucket Investments Limited, in its capacities as administrative agent and collateral agent under the Nantucket Financing Agreement (in such capacities, the “Administrative Agent” and the “Collateral Agent,” as applicable, and together the “Agents”), (iv) the lenders under the Nantucket Financing Agreement party hereto, (v) Dorsar Investment Company, a Texas corporation (“Dorsar”), (vi) Alco Investment Company, a Washington corporation (“Alco”), and (vii) Two Daughters LLC, a Washington limited liability company (“Two Daughters” and collectively with Dorsar and Alco, the “Subordinated Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Agents, and the financial institutions party thereto from time to time (the “Nantucket Lenders”) are party to that certain Financing Agreement dated as of October 10, 2014 (as the same has been amended, restated, supplemented or otherwise modified from time to time, the “Nantucket Financing Agreement”);

WHEREAS, the Borrower and the Subordinated Lenders are party to that certain (i) Amendment and Extension of Convertible Promissory Note, Series No. 2014-1, dated April 30, 2014, executed by the Borrower in favor of Dorsar in the original principal amount of $632,020.92, (ii) Amendment and Extension of Convertible Promissory Note, Series No. 2014-2, dated April 30, 2014, executed by Borrower in favor of Alco in the original principal amount of $1,274,235.61, and (iii) Amendment and Extension of Convertible Promissory Note, Series No. 2014-3, dated April 30, 2014, executed by Borrower in favor of Two Daughters in the original principal amount of $100,668.86;

WHEREAS, in connection with this Agreement, the Borrower and the Kingdon Parties will enter into the Kingdon Documents, which shall provide for, among other things, the Kingdon Advance;

WHEREAS, the Kingdon Obligations will be secured by a first priority security interest in the Kingdon Collateral subject to the terms and conditions set forth herein and in the Kingdon Documents and the Agents, the Senior Creditors, and the Subordinated Lenders have agreed to subordinate their security interests solely with respect to the Kingdon Collateral and subject in all respect to the terms and conditions set forth in this Agreement;

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that it intends to pursue a merger with a newly formed subsidiary of Jaguar Animal Health, Inc. (“Jaguar”)

pursuant to the terms and conditions set forth in the Merger Agreement (as defined below) (such contemplated transaction, the “Merger Transaction”).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE I
DEFINED TERMS

1.1                               Capitalized terms used (including in the Preamble) but not defined herein shall have the meanings ascribed to them in the Nantucket Financing Agreement.

1.2                               “Administrative Agent” has the meaning set forth in the Preamble;

1.3                               “Agents” has the meaning set forth in the Preamble;

1.4                               “Agreement” means this Limited Subordination Agreement;

1.5                               “Allocation” has the meaning set forth in Section 3.5;

1.6                               “Allocation Statement” has the meaning set forth in Section 3.5;

1.7                               “Borrower” has the meaning set forth in the Preamble;

1.8                               “Collateral Agent” has the meaning set forth in the Preamble;

1.9                               “Collection Account” means the deposit account established by the Borrower pursuant to Section 2.4 of the Kingdon Note Purchase Agreement;

1.10                        “Enforcement Exclusivity Termination Date” means the date that is 30 days after delivery of written notice by the Collateral Agent to Kingdon of the expiration or termination of the Forbearance Period or an Event of Default as defined in and under the Nantucket Loan Documents, which notice is not thereafter waived or withdrawn by the Collateral Agent;

1.11                        “Existing Secured Parties” means, collectively, the Senior Creditors and the Subordinated Lenders;

1.12                        “Forbearance” means that certain Forbearance Agreement, dated as of the date hereof, by and among the Borrower the lenders party thereto, and Nantucket Investments Limited, in its capacities as administrative agent and collateral agent under the Nantucket Financing Agreement;

1.13                        “Forbearance Period” has the meaning set forth in the Forbearance;

1.14                        “Independent Accountant” has the meaning set forth in Section 3.5;

1.15                        “Insolvency Event” has the meaning set forth in the Intercreditor and Subordination Agreement;

1.16                        “Intercreditor and Subordination Agreement” means that certain Intercreditor and Subordination Agreement, dated as of November 21, 2014, by and among Dorsar Investment Company, Alco Investment Company, Two Daughters LLC, the Borrower and Nantucket, as agent;

1.17                        “Inventory” has the meaning set forth in the UCC;

1.18                        “Jaguar” has the meaning set forth in the Recitals;

1.19                        “Kingdon” has the meaning set forth in the Preamble;

1.20                        “Kingdon Advance” means that certain initial extension under the Kingdon Note Purchase Agreement from Kingdon to the Borrower in the aggregate original principal amount of $2,500,000;

1.21                        “Kingdon Collateral” means (a) all Inventory (as defined in the UCC), including raw materials, work-in-progress and finished goods, (b) all Accounts (as defined in the UCC) that constitute Proceeds, (c) the Collection Account, all cash held therein or credited thereto (including, without limitation, pursuant to Section 4.1 of the Kingdon Note Purchase Agreement), and all other assets held in or credited to the Collection Account from time to time, and (d) all Proceeds;

1.22                        “Kingdon Documents” means the Kingdon Note Purchase Agreement, the Kingdon Security Agreement, the Kingdon Notes and all documents entered into by any Kingdon Party and the Borrower in connection with the Kingdon Note Purchase Agreement, in each case, as the same may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Kingdon Documents (whether provided by the original Kingdon Parties, or successors to the Kingdon Parties);

1.23                        “Kingdon Note Purchase Agreement” means that certain Note Purchase Agreement by and among the Borrower and the Kingdon Parties dated as of December 30, 2016, as the same has been amended, restated, supplemented or otherwise modified from time to time;

1.24                        “Kingdon Obligations” means all obligations and liabilities of whatever kind or nature owing by Borrower to the Kingdon Agent or any of the other Kingdon Parties under or pursuant to this Agreement and any of the Kingdon Documents (including, without limitation, in respect of interest accruing at any default rate and any postpetition interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether arising under, out of, or in connection with, the Kingdon Note Purchase Agreement, this Agreement, the other Kingdon Documents or any other document made, delivered or given by Borrower, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Kingdon Agent and the other Kingdon Parties that are required to be paid by Borrower pursuant to the terms of the Kingdon Note Purchase Agreement, this Agreement or any other Kingdon Document, and all professionals fees in connection with the administration of any Insolvency Proceeding involving Borrower, whether or not allowed or allowable as a claim in any such proceeding);

1.25                        “Kingdon Security Agreement” means that certain Security Agreement by and among the Borrower and the Kingdon Agent dated as of December 30, 2016, as the same has been amended, restated, supplemented or otherwise modified from time to time;

1.26                        “Merger Agreement” means an agreement and plan of merger providing for the Merger Transaction involving the Borrower and Jaguar in form and substance acceptable to the Agents and Lenders in their sole discretion;

1.27                        “Merger Transaction” has the meaning set forth in the Recitals;

1.28                        “Nantucket” means Nantucket Investment Limited;

1.29                        “Nantucket Collateral” means collectively, any and all property from time to time subject to security interests or liens to secure payment or performance of the Nantucket Obligations;

1.30                        “Nantucket Financing Agreement” has the meaning set forth in the Recitals;

1.31                        “Nantucket Lenders” has the meaning set forth in the Recitals;

1.32                        “Nantucket Loan Documents” means the Nantucket Financing Agreement, the Nantucket Security Documents and all other instruments, documents and agreements that from time to time evidence the Nantucket Obligations and/or are executed and/or delivered by Borrower in connection therewith, in each case, as the same may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Nantucket Loan Documents (whether provided by the original Nantucket Lenders, successors to the Nantucket Lenders or any other Senior Creditors);

1.33                        “Nantucket Obligations” means all obligations and liabilities of whatever kind or nature owing by Borrower to the Agents or any of the other Senior Creditors under or pursuant to this Agreement and any of the Nantucket Loan Documents (including, without limitation, in respect of interest accruing at any default rate and any postpetition interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether arising under, out of, or in connection with, the Nantucket Financing Agreement, this Agreement, the other Nantucket Loan Documents or any other document made, delivered or given by Borrower, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agents and the other Senior Creditors that are required to be paid by Borrower pursuant to the terms of the Nantucket Financing Agreement, this Agreement or any other Nantucket Loan Document, and all professionals fees in connection with the administration of any Insolvency Proceeding involving Borrower, whether or not allowed or allowable as a claim in any such proceeding);

1.34                        “Nantucket Security Documents” means all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Nantucket Obligations, in each case, as amended, restated, reaffirmed or otherwise modified from time to time, together with any similar agreements executed in connection with any refinancing of the Nantucket Obligations;

1.35                        “Net Cash Proceeds” means 100% of the cash proceeds actually received in respect of any asset sale or other disposition, net of (i) reasonable, documented and invoiced attorneys’ fees, printers’ fees, accountants’ fees, consultant fees and advisory fees actually incurred in connection with the applicable event, (ii) documented search and recording charges actually incurred in connection with the applicable event, (iii) other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (iv) taxes, including sales, goods and services, harmonized sales, transfer, deed or mortgage recording taxes, paid or payable as a result thereof, and (v) any other payment required to be paid by law, rule or regulation related to the asset sale or other disposition;

1.36                        “Objection Notice” has the meaning set forth in Section 3.5;

1.37                        “Party” means a party to this Agreement;

1.38                        “Payment in Full” means payment in full in cash of all of the Kingdon Obligations or Nantucket Obligations, as applicable,  and termination of all commitments, if any, to extend credit under the Kingdon Note Purchase Agreement or Nantucket Financing Agreement, as applicable;

1.39                        “Proceeds” means proceeds (whether cash proceeds or noncash proceeds) of Inventory realized (a) after the occurrence of an Event of Default (as defined in the Kingdon Security Agreement) that is not waived or cured or (b) in connection with the sale of Inventory outside of the ordinary course of business, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property;

1.40                        “Review Period” has the meaning set forth in Section 3.5;

1.41                        “Senior Creditors” means any person from time to time party to the Nantucket Loan Documents as agents, lenders, or other provider of loans, advances and/or other financial accommodations, in each case, together with any successors or assigns thereof, and “Senior Creditors” shall mean all such persons collectively;

1.42                        “Settlement Agreement” means the Settlement Agreement and attached Term Sheet providing for, among other things, the repayment and compromise of the Obligations in form and substance acceptable to the Agents and Lenders in their sole discretion;

1.43                        “Subordinated Lenders” has the meaning set forth in the Preamble;

1.44                        “Subordinated Loan Documents” has the meaning set forth in the Intercreditor and Subordination Agreement;

1.45                        “Subordinated Obligations” has the meaning set forth in the Intercreditor and Subordination Agreement; and

1.46                        “UCC” means the Uniform Commercial Code in effect in the state of Illinois from time to time.

ARTICLE II
SUBORDINATION

2.1                               Notwithstanding the date, manner or order of grant, attachment or perfection of any security interest or lien of the Existing Secured Parties or Kingdon on the Kingdon Collateral, each Existing Secured Party hereby agrees that (a) any security interest in, or lien on, the Kingdon Collateral held by or for the benefit of Kingdon to secure the Kingdon Obligations shall be senior in priority to the security interest in, or lien on, the Kingdon Collateral held by or for the benefit of the Existing Secured Parties and (b) any security interest in, or lien on, the Kingdon Collateral held by or for the benefit of the Existing Secured Parties shall be junior and subordinate in priority solely to the security interest in, or lien on, the Kingdon Collateral held by or for the benefit of the Kingdon Parties to secure the Kingdon Obligations.

2.2                               Kingdon acknowledges and agrees that it does not hold any security interest in, or lien on, and cannot exercise any rights and remedies with respect to, any assets of the Borrower other than the Kingdon Collateral.  No term or condition of this Agreement shall in any way affect any Existing Secured Party’s security interests in, liens on, and rights with respect to any Nantucket Collateral other than the Kingdon Collateral as expressly set forth herein.

ARTICLE III
ENFORCEMENT

3.1                               Exercise of Remedies; Standstill.

(a)                                 Until the Enforcement Exclusivity Termination Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Borrower, Kingdon shall have the exclusive right to take and continue in a commercially reasonable manner any exercise of remedies (including by way of foreclosure,  sale, lease, exchange, transfer or other disposition of the Kingdon Collateral) under the Kingdon Documents or applicable law solely with respect to the Kingdon Collateral in such order and manner as it may determine in its sole discretion, without any consultation with or consent of the Existing Secured Parties, but subject to Section 3.2.  On and after the occurrence of the Enforcement Exclusivity Termination Date, whether or not an Insolvency Proceeding has been commenced by or against the Borrower, (i) the Agents and the other Senior Creditors shall be entitled to exercise in a commercially reasonable manner any rights and remedies (including by way of foreclosure,  sale, lease, exchange, transfer or other disposition of the Kingdon Collateral) under the Nantucket Loan Documents or applicable law with respect to the Kingdon Collateral and (ii) subject in all respects to the Intercreditor and Subordination Agreement, the Subordinated Lenders shall be entitled to exercise in a commercially reasonable manner any rights and remedies (including by way of foreclosure, sale, lease, exchange, transfer or other disposition of the Kingdon Collateral) under the Subordinated Loan Documents or applicable law with respect to the Kingdon Collateral.

(b)                                 Each Existing Secured Party agrees that, until the occurrence of the Enforcement Exclusivity Termination Date, and subject to Section 3.2, such Existing Secured Party shall not (i) contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Kingdon

Collateral by Kingdon or (ii) commence judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of the Kingdon Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon the Kingdon Collateral; provided that, subject to the application of the priorities set forth in Section 3.4, the Existing Secured Parties may take or join (but not control) such action or proceeding already commenced or taken by Kingdon.

(c)                                  Kingdon’s rights with respect to the Kingdon Collateral shall include the right to release any or all of the Kingdon Collateral from the Existing Secured Parties’ respective security interests in, and liens on, the Kingdon Collateral in connection with Kingdon’s sale or other disposition of the Kingdon Collateral.  If Kingdon shall determine in connection with any sale or other disposition of the Kingdon Collateral, that the release of the Existing Secured Parties’ respective security interests in, and liens on, the Kingdon Collateral is necessary or advisable in its discretion, each Existing Secured Party shall promptly execute such release documents and instruments and take such further actions as Kingdon shall reasonably request.  Each Existing Secured Party hereby irrevocably constitutes and appoints Kingdon and any officer of Kingdon, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Existing Secured Party and in the name of each Existing Secured Party or in Kingdon’s own name, from time to time in Kingdon’s discretion, for the purpose of carrying out this Agreement solely with respect to the Kingdon Collateral if and to the extent that any Existing Secured Party fails to take any action promptly after Kingdon’s reasonable demand therefor, to take any and all appropriate action, and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purpose of this Agreement, including, without limitation, executing and/or filing any financing statements, endorsements, assignments or other instruments of transfer or release.  Each Existing Secured Party hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.  The Agents’ rights with respect to the Kingdon Collateral shall include the right to release any or all of the Kingdon Collateral from Kingdon’s security interests in, and liens on, the Kingdon Collateral in connection with the Agents’ sale or other disposition of the Kingdon Collateral in accordance with the terms and conditions of this Agreement.  If the Agents shall determine in connection with any sale or other disposition of the Kingdon Collateral, that the release of Kingdon’s security interests in, and liens on, the Kingdon Collateral is necessary or advisable in its discretion, Kingdon shall promptly execute such release documents and instruments and take such further actions as the Agents shall reasonably request.  Kingdon hereby irrevocably constitutes and appoints the Agents and any officer of the Agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Kingdon and in the name of Kingdon or in Agents’ own name, from time to time in the Agents’ discretion, for the purpose of carrying out this Agreement solely with respect to the Kingdon Collateral if and to the extent that Kingdon fails to take any action promptly after the Agents’ reasonable demand therefor, to take any and all appropriate action, and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purpose of this Agreement, including, without limitation, executing and/or filing any financing statements, endorsements, assignments or other instruments of transfer or release.  Kingdon hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.

3.2                               Buy Out Right.  Upon the occurrence and during the continuation of an “Event of Default” as defined in and under the Kingdon Documents, if such “Event of Default” remains uncured or unwaived for at least fifteen (15) consecutive days and Kingdon shall not have agreed to forbear from the exercise of remedies on terms and conditions acceptable to the Senior Creditors (such event, a “Purchase Event”), the Senior Creditors shall have the option upon five (5) business days’ prior written notice to Kingdon to purchase (at the par amount plus accrued interest, fees, costs, and all other outstanding amounts then due and owing to the Kingdon Parties in connection with the Kingdon Obligations) all, but not less than all, of the Kingdon Obligations.  On the date specified by the Senior Creditors in the notice contemplated in this Section 3.2 (which shall not be (i) less than five (5) business days, nor more than twenty (20) calendar days, after the receipt by Kingdon of the notice of the Senior Creditors’ election to exercise such option and (ii) more than sixty (60) days after the occurrence of the Purchase Event), Kingdon shall sell to the Senior Creditors, and the Senior Creditors shall purchase from Kingdon, the Kingdon Obligations pursuant to documentation reasonably acceptable to such parties.

3.3                               Without affecting Kingdon’s rights under the Kingdon Note Purchase Agreement, Kingdon acknowledges and agrees that the Senior Creditors may at any time and from time to time, increase the amount of the Nantucket Obligations or replace, refinance or reconstitute the Nantucket Obligations in whole or in part, change the manner or place of payment or extend the time of payment of or renew or alter, any of the terms of the Nantucket Loan Documents or modify in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Nantucket Loan Documents without the consent of Kingdon.  No amendment or modification to or waiver of any rights or conditions under the Kingdon Documents shall be permitted without Nantucket’s prior written consent (which may be withheld or delayed in Nantucket’s sole discretion).

3.4                               Recovery Waterfall.  Whether or not any Insolvency Proceeding has been commenced by or against the Borrower, any Kingdon Collateral or Net Cash Proceeds thereof received by any Party in connection with any exercise of any rights and remedies with respect to the Kingdon Collateral shall (at such time as such Kingdon Collateral or proceeds has been monetized) be applied: (i) first, to the payment or collateralization of the Kingdon Obligations in accordance with the Kingdon Documents until Payment in Full of the Kingdon Obligations, (ii) second, to the payment or collateralization of the Nantucket Obligations in accordance with the Nantucket Loan Documents until Payment in Full of the Nantucket Obligations, and (iii) third, to the payment of the Subordinated Obligations in accordance with the Subordinated Loan Documents.  For the avoidance of doubt, this Section 3.4 shall apply solely in connection with the exercise of remedies pursuant to the terms and conditions of this Agreement with respect to Kingdon Collateral and nothing herein shall in any way affect the application or allocation pursuant to the Nantucket Loan Documents and the Intercreditor and Subordination Agreement of any recovery or proceeds of any other Nantucket Collateral.  Until the Payment in Full of the Kingdon Obligations, any Net Cash Proceeds of Kingdon Collateral received by any Existing Secured Party in connection with such Existing Secured Party’s exercise of rights and remedies shall be segregated and held in trust and promptly paid over to the Kingdon Agent in the same form as received.  Upon the Payment in Full of the Kingdon Obligations and until the Payment in Full of the Nantucket Obligations, any Net Cash Proceeds of Kingdon Collateral received by Kingdon in connection with Kingdon’s exercise of rights and remedies shall be segregated and held in trust and promptly paid over to the Collateral Agent in the same form as received.

3.5                               Allocation of Proceeds in Joint Disposition.  In the event that the Collateral Agent exercises its rights and remedies with respect to the Kingdon Collateral in accordance with the terms and conditions of this Agreement (including, but not limited to, in connection with a foreclosure, sale, lease, exchange, transfer or other disposition of the Nantucket Collateral) and (x) the proceeds from any such exercise of rights and remedies do not result in the Payment in Full of the Kingdon Obligations where the Kingdon Collateral and the other Nantucket Collateral are disposed of together and (y) such disposition does not provide for an allocation of value or sales price between the Kingdon Collateral, on the one hand, and the other Nantucket Collateral, on the other hand, then the Collateral Agent and Kingdon shall make good faith efforts to mutually agree upon such allocation.  In the event that the Collateral Agent and Kingdon do not reach an agreement regarding allocation within forty-five (45) days after the disposition, the Collateral Agent shall prepare and deliver to Kingdon a statement (the “Allocation Statement”) setting forth the Collateral Agent’s proposed allocation of the Net Cash Proceeds from the disposition among such Nantucket Collateral, including the portion of the Net Cash Proceeds to be allocated to the Kingdon Collateral (the “Allocation”).  If Kingdon disagrees with the Allocation set forth in the Allocation Statement, then Kingdon may, within thirty (30) days after receipt of the Allocation Statement (the “Review Period”), deliver a written notice (an “Objection Notice”) to Collateral Agent setting forth Kingdon’s proposed allocation of the Net Cash Proceeds of the disposition among such Nantucket Collateral, including the portion of the Net Cash Proceeds to be allocated to the Kingdon Collateral.  Any Objection Notice shall specifically state in reasonable detail Kingdon’s disagreement with the Allocation set forth in the Allocation Statement and the basis therefor.  If an Objection Notice is not delivered within the Review Period, then the Allocation set forth on the Allocation Statement shall be conclusive, final and binding on all Parties (absent manifest error).  If an Objection Notice is delivered within the Review Period, representatives of Kingdon and Collateral Agent shall, during the thirty (30) days following the receipt by Collateral Agent of the Objection Notice,  meet and negotiate in good faith to attempt to resolve such dispute, but if they do not obtain a final resolution within such thirty (30) day period, then Kingdon and Collateral Agent will engage a nationally recognized firm of independent accountants (the “Independent Accountant”) to resolve such dispute.  Kingdon and Collateral Agent shall direct the Independent Accountant to render a determination within thirty (30) days of its retention and Kingdon, Collateral Agent and their respective employees shall cooperate with the Independent Accountant during its engagement.  The Independent Accountant’s determination shall (A) be based on the fair market value of the Nantucket Collateral (including the Kingdon Collateral) based on the Net Cash Proceeds received from the buyer or buyers in the disposition and (B) be conclusive, final and binding on all Parties absent manifest error.  The Independent Accountant’s determination of the Allocation must be within the range of values assigned to the Kingdon Collateral in the Allocation Statement and the Objection Notice by Collateral Agent and Kingdon, respectively.  The fees and expenses of the Independent Accountant will be allocated between Kingdon, on the one hand, and Collateral Agent, on the other hand, based on the degree (as determined by the Independent Accountant) to which the Independent Accountant has accepted the positions of Kingdon and Collateral Agent.

3.6                               Adequate Protection.  In any Insolvency Proceeding involving the Borrower, the Existing Secured Parties agree that they shall not contest (i) any request by Kingdon for adequate protection solely with respect to Kingdon’s interest in the Kingdon Collateral or (ii) any objection by Kingdon to any motion, relief, action, or proceeding based on Kingdon claiming a lack of adequate protection of its interest in the Kingdon Collateral; provided that, in any Insolvency Proceeding involving the Borrower, the Agents and the other Senior Creditors shall be entitled to seek and receive adequate protection of their interests in the Kingdon Collateral so long as such adequate protection is junior and subordinate to Kingdon’s first priority prepetition liens and adequate protection liens and claims with respect to the Kingdon Collateral to the same extent as set forth in this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1                               Each Party represents and warrants to the other Parties that on the date hereof:

(a)                                 such Party has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b)                                 this Agreement constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity (whether determined in a case in equity or at law);

(c)                                  the execution, delivery and performance of this Agreement will not violate any provision of any law, rule, regulation, writ, order, judgment or decree binding upon any Party or any term of any indenture, loan agreement, security agreement or other material contract to which any Party is a party; and

(d)                                 no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of any Party), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

ARTICLE V
REAFFIRMATION AND ACKNOWLEDGMENT

5.1                               Reaffirmation.  Each of the Subordinated Lenders hereby reaffirms the terms and conditions of, and all of its respective obligations under, the Intercreditor and Subordination Agreement.  Each of the Subordinated Lenders further acknowledges and agrees that, notwithstanding this Agreement, the Forbearance, the Settlement Agreement and any other related documents or agreements, the Intercreditor and Subordination Agreement remains in full force and effect and is fully enforceable by the Agents and the other Senior Creditors against each of the Subordinated Lenders.

5.2                               Sufficiency of Notice.  Each of the Subordinated Lenders hereby acknowledges and agrees that the Agents and the other Senior Creditors have fully complied with and fulfilled all of their notice obligations under the Intercreditor and Subordination Agreement and that no further notice of any kind shall be required under the Intercreditor and Subordination Agreement with respect to the transactions contemplated by this Agreement, the Forbearance or the Settlement Agreement.

ARTICLE VI
MISCELLANEOUS

6.1                               Subordination Agreement.  This Agreement shall be deemed to constitute a “subordination agreement” under and within the meaning of Section 510 of the Bankruptcy Code.

6.2                               No Fiduciary Obligations.  None of Kingdon, the Collateral Agent or the other Senior Creditors shall be deemed to be a fiduciary of any kind for the other Parties or any other person.

6.3                               No Additional Rights for Borrower.  If any Existing Secured Party or Kingdon shall enforce its rights or remedies in violation of the terms of this Agreement, the Borrower shall not be entitled to use such violation as a defense to any action by any Existing Secured Party or Kingdon, no to assert such violation as a counterclaim or basis for set off or recoupment against any Existing Secured Party or Kingdon.

6.4                               Effect on Loan Documents.  The Nantucket Financing Agreement and other Nantucket Loan Documents remain unmodified and in full force and effect.  All references in the Nantucket Loan Documents to the Nantucket Financing Agreement shall be deemed to be references to the Nantucket Financing Agreement as modified hereby.

6.5                               Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.6                               Headings.  Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

6.7                               GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

6.8                               WAIVER OF JURY TRIAL.  THE PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY OTHER AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE PARTIES CERTIFY THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING

WAIVERS.  THE PARTIES HEREBY ACKNOWLEDGE THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES ENTERING INTO THIS AGREEMENT.

6.9                               Counterparts; Integration.  This Agreement may be executed and delivered via facsimile or “.pdf” documents with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.  This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

6.10                        Required Lenders’ Direction and Instruction.  Each of the Lenders party hereto shall, and does hereby, direct and instruct the Administrative Agent and Collateral Agent to enter into this Agreement and, to the extent applicable, implement and facilitate the implementation of the transactions contemplated herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

NAPO PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer

[Signature Page to Limited Subordination Agreement]

ADMINISTRATIVE AGENT:

NANTUCKET INVESTMENTS LIMITED,
as Administrative Agent

By:	/s/ Mark Woodall
	Name:	Mark Woodall
	Title:	Director

COLLATERAL AGENT:

NANTUCKET INVESTMENTS LIMITED,
as Collateral Agent

By:	/s/ Mark Woodall
	Name:	Mark Woodall
	Title:	Director

[Signature Page to Limited Subordination Agreement]

LENDERS:

NANTUCKET INVESTMENTS LIMITED

By:	/s/ Mark Woodall
	Name:	Mark Woodall
	Title:	Director

[Signature Page to Limited Subordination Agreement]

KINGDON CAPITAL MANAGEMENT, L.L.C.,
as Agent

By:	/s/ William Walsh
	Name:	William Walsh
	Title:	CFO

[Signature Page to Limited Subordination Agreement]

DORSAR INVESTMENT COMPANY

By:	/s/ William Feinberg
	Name:	William Feinberg
	Title:	General Partner

ALCO INVESTMENT COMPANY

By:	/s/ Douglas C. Rosen
	Name:	Douglas C. Rosen
	Title:	Secretary

TWO DAUGHTERS LLC

By:	/s/ Craig Tall
	Name:	Craig Tall
	Title:	Managing Partner

[Signature Page to Limited Subordination Agreement]